SUB-ITEM 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                               AIM TECHNOLOGY FUND

A Special Meeting ("Meeting") of Shareholders of AIM Technology Fund, an investment portfolio of AIM Sector Funds, a Delaware statutory trust ("Trust"), was held on February 29, 2008 and adjourned until March 28, 2008. The Meeting was held for the following purposes:

(1) Elect13 trustees to the Board of Trustees of the Trust, each of whom will serve until his or her successor is elected and qualified.

(2) Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit the Board of Trustees of the Trust to terminate the Trust, the Fund, and each other series portfolio of the Trust, or a share class without a shareholder vote.

(3) Approve a new sub-advisory agreement between Invesco Aim Advisors, Inc. and each of AIM Funds Management, Inc.; Invesco Asset Management Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Global Asset Management (N.A.), Inc.; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

(4)(a) Approve modification of fundamental restriction on issuer diversification.

(4)(b) Approve modification of fundamental restrictions on issuing senior securities and borrowing money.

(4)(c) Approve modification of fundamental restriction on underwriting securities.

(4)(d) Approve modification of fundamental restriction on industry concentration.

(4)(e) Approve modification of fundamental restriction on real estate investments.

(4)(f) Approve modification of fundamental restriction on purchasing or selling commodities.

(4)(g) Approve modification of fundamental restriction on making loans.

(4)(h) Approve modification of fundamental restriction on investment in investment companies.

(5)    Approve making the investment objective of the fund non-fundamental.

The results of the voting on the above matters were as follows:

                                                              Withheld/
Matter                                          Votes For   Abstentions**
------                                         ----------   -------------
(1)*   Bob R. Baker.........................   88,717,373     5,671,001
       Frank S. Bayley......................   88,801,632     5,586,742
       James T. Bunch.......................   88,783,538     5,604,836
       Bruce L. Crockett....................   88,756,632     5,631,742
       Albert R. Dowden.....................   88,815,368     5,573,006
       Jack M. Fields.......................   88,844,546     5,543,828
       Martin L. Flanagan...................   88,815,726     5,572,648
       Carl Frischling......................   88,754,426     5,633,948
       Prema Mathai-Davis...................   88,771,961     5,616,413
       Lewis F. Pennock.....................   88,765,374     5,623,000
       Larry Soll, Ph.D.....................   88,747,542     5,640,832
       Raymond Stickel, Jr. ................   88,770,784     5,617,590
       Philip A. Taylor.....................   88,815,765     5,572,609

----------
* Proposals 1 and 2 required approval by a combined vote of all of the portfolios of AIM Sector Funds.

**   Includes Broker Non-Votes.

                                                                    SUB-ITEM 77C

                                                                             Withheld/      Broker
Matter                                          Votes For   Votes Against   Abstentions    Non-Votes
------                                         ----------   -------------   -----------   ----------
(2)*   Approve an amendment to the Trust's
       Agreement and Declaration of Trust
       that would permit the Board of
       Trustees of the Trust to terminate
       the Trust, the Fund, and each other
       series portfolio of the Trust, or a
       share class without a shareholder
       vote.................................   62,725,184     9,531,367      3,263,444    18,868,379

(3)    Approve a new sub-advisory agreement
       between Invesco Aim Advisors, Inc.
       and each of AIM Funds Management,
       Inc.; Invesco Asset Management
       Deutschland, GmbH; Invesco Asset
       Management Limited; Invesco Asset
       Management (Japan) Limited; Invesco
       Australia Limited; Invesco Global
       Asset Management (N.A.), Inc.;
       Invesco Hong Kong Limited; Invesco
       Institutional (N.A.), Inc.; and
       Invesco Senior Secured Management,
       Inc..................................   11,790,968     1,870,032        738,671     2,464,020

(4)(a) Approve modification of fundamental
       restriction on issuer
       diversification......................   11,761,833     1,917,888        719,949     2,464,021

(4)(b) Approve modification of fundamental
       restrictions on issuing senior
       securities and borrowing money.......   11,701,410     1,981,041        717,219     2,464,021

(4)(c) Approve modification of fundamental
       restriction on underwriting
       securities...........................   11,755,764     1,929,528        714,379     2,464,020

(4)(d) Approve modification of fundamental
       restriction on industry
       concentration........................   11,767,498     1,921,114        711,011     2,464,068

(4)(e) Approve modification of fundamental
       restriction on real estate
       investments..........................   11,752,259     1,930,981        716,431     2,464,020

(4)(f) Approve modification of fundamental
       restriction on purchasing or selling
       commodities..........................   11,580,200     2,104,772        714,699     2,464,020

(4)(g) Approve modification of fundamental
       restriction on making loans..........   11,671,686     2,011,073        716,911     2,464,021

(4)(h) Approve modification of fundamental
       restriction on investment in
       investment companies.................   11,557,793     2,123,208        718,669     2,464,021

(5)    Approve making the investment
       objective of the fund
       non-fundamental......................   11,340,130     2,272,908        786,632     2,464,021

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on December 31, 2007 with the SEC under Accession number 0000950134-07-026317.